Explanatory Note

Exodus Movement, Inc. has prepared this Form 1-A/A solely for the purpose of correcting a typographical error on the signature page to its offering statement filed on March 25, 2021. No changes have been made to any other part of the offering statement.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on March 24, 2021

EXODUS MOVEMENT, INC.

By:	/s/ Jon Paul Richardson
Jon Paul Richardson
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Jon Paul Richardson	Director and Chief Executive Officer (Principal Executive Officer)	March 24, 2021
Jon Paul Richardson

*	Chief Financial Officer and Secretary (Principal Financial and Principal Accounting Officer)	March 24, 2021
James Gernetzke

*	Director and President	March 24, 2021
Daniel J. Castagnoli

*By:	/s/ Jon Paul Richardson
Jon Paul Richardson Attorney-in-fact